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                                                                     EXHIBIT 4.5


                   FORM OF SERIES B CAPITAL SECURITY CERTIFICATE

                            FORM OF FACE OF SECURITY

            THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

            UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT: (A) THE PURCHASE AND HOLDING OF THE
CAPITAL SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION, (B) CNB AND THE ADMINISTRATORS ARE NOT "FIDUCIARIES" WITHIN THE MEANING OF SECTION 3(21) OF
ERISA AND THE REGULATIONS THEREUNDER, WITH RESPECT TO SUCH PERSON'S INTEREST IN THE CAPITAL SECURITIES OR THE JUNIOR SUBORDINATED DEFERRABLE INTEREST
DEBENTURES, AND (C) IN PURCHASING THE CAPITAL SECURITIES SUCH PERSON APPROVES
THE PURCHASE OF THE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES AND THE APPOINTMENT OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.
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            THE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN
BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES) AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 (100 CAPITAL SECURITIES) SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER
OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.


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Certificate Number:__________                   Aggregate Liquidation
                                                Amount: $_______________

CUSIP Number: ____________

                     Certificate Evidencing Capital Securities

                                       of

                              CNBF CAPITAL TRUST I

                    Floating Rate Capital Securities, Series B
                 (liquidation amount $1,000 per Capital Security)

            CNBF Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of $__________ in aggregate liquidation amount of Series B Capital Securities of the Trust representing undivided preferred beneficial interests in the assets of the Trust designated the Floating Rate Capital Securities, Series B (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust, dated as of August 6, 1999, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Trust Agreement. Capitalized terms used but not defined herein shall have the meaning given them in the Trust Agreement. The Sponsor will provide a copy of the Trust Agreement, the Capital Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

            Upon receipt of this Certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

            By acceptance hereof, the Holder agrees, for United States federal income tax purposes, to treat the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.


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            IN WITNESS WHEREOF, the Trust has executed this certificate this
_____ day of _____________, 1999.

                                    CNBF CAPITAL TRUST I

                                    By:
                                       ------------------------
                                       Peter J. Corso
                                       Administrator

                 PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Floating Rate Capital Securities, Series B of CNBF CAPITAL TRUST I referred to in the within-mentioned Trust Agreement.

Dated: ____________, 1999

                                    WILMINGTON TRUST COMPANY,
                                    not in its individual capacity but solely as Property Trustee

                                    By:
                                       ------------------------
                                       Authorized Signatory


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                          [FORM OF REVERSE OF SECURITY]

            Distributions on each Capital Security will be payable at a rate per annum, reset quarterly, equal to 3-month LIBOR (as defined in the Trust Agreement) plus 275 basis points (the "Coupon Rate"), such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions," as used herein, includes such cash distributions and any and all such interest and Liquidated Damages, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

            Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from August 6, 1999 and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1999, except as otherwise described below. Distributions will be computed on the basis of the actual number of days elapsed in such period and a 360-day year. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 20 consecutive calendar quarterly periods, including the first such quarterly period during such extension period (each an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, quarterly Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the
Debentures) at the applicable periodic Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.
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            Subject to receipt by the Sponsor of any and all required regulatory approvals and to certain other conditions set forth in the Trust Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

            The Capital Securities shall be redeemable as provided in the Trust Agreement.


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                                   ----------
                                   ASSIGNMENT
                                   ----------
FOR VALUE RECEIVED, the undersigned hereby assigns and transfers this Capital Security Certificate to:

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            (Assignee's social security or tax identification number)

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                       (Address and zip code of assignee)

and irrevocably appoints

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                                                                      agent
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to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
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Signature:
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(Sign exactly as your name appears on the other side of this Capital Security
Certificate)

Signature Guarantee:
                    -----------------------------------------------

-----------------

      Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.